News Release

FREYR Battery Reports Second Quarter 2024 Results

New York, Oslo, and Newnan, GA, August 9, 2024, FREYR Battery, Inc. (NYSE: FREY) (“FREYR” or the “Company”), a developer of sustainable, next-generation battery solutions, today reported financial results for the second quarter of 2024.

Key Messages:

•FREYR’s new Board of Directors and leadership team executing plan to achieve first revenues and EBITDA as soon as 2025. The Company’s top priority is to focus resources on financeable projects and inorganic opportunities that accelerate FREYR’s commercialization and pathway to cash flows.
•FREYR is prioritizing conventional technology strategy to achieve commercialization. FREYR is advancing discussions and diligence tied to agreements to develop conventional battery technology solutions in the U.S. and Europe under its previously unveiled FREYR 2.0 growth initiative. Within the commercial and project pipelines, the Company is focusing on less-capital intensive opportunities tied to downstream modules and packs which offer the fastest and most readily financeable paths to first revenues and cash flows.
•Maintaining strict financial discipline and balance sheet strength. The Company remains committed to preserving the strength of its debt-free balance sheet by reducing its cash burn rate. The spending reductions currently underway are expected to extend FREYR’s cash liquidity runway to approximately 36 months. As part of the Company’s commitment to value maximization, FREYR is concurrently evaluating value accretive business models and use cases for Giga Arctic.
•Evaluating inorganic opportunities. FREYR is pursuing potential inorganic opportunities to accelerate its commercialization efforts.
•Maintaining ambition to establish long-term competitive moat based on next-generation intellectual property with the 24M SemiSolidTM platform. As FREYR intensifies its near-term commercialization efforts with its conventional technology strategy, the Company is preserving the option value of its position on 24M’s SemiSolidTM platform. After hitting several production milestones at the Customer Qualification Plant (“CQP”) in 2024, the Company is exploring new funding and commercial pathways for its next-generation IP to augment its long-term competitive position.

“Following the second quarter’s production achievements at the CQP on the 24M platform, FREYR’s reconfigured Board of Directors and management team have unified the organization’s focus on rapid commercialization while we extend our liquidity runway to 36 months,” commented Tom Jensen, FREYR’s Co-founder, Chief Executive Officer and Board Member. “Having demonstrated that our people have unique technical and operational capabilities, during the last 65 days since the new team was appointed, we have been building momentum with our partners and customers to develop projects in high-return adjacencies on the battery value chain. The discussions we are having with a variety of industry leaders are exciting, and we look forward to sharing additional updates on these important strategic initiatives as they continue to develop.”

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Recent news
•Successful production trials at Customer Qualification Plant (“CQP”). Following several prior interim milestones at the CQP earlier this year, in June, FREYR announced that it had become the first company to complete automated production trials on the second-generation 24M SemiSolidTM manufacturing platform. While simultaneously running the anode casting, cathode casting, and merge units in automatic mode, FREYR produced more than 50 individual unit cells. FREYR is now exploring funding pathways for the long-term development of its next-generation technology stack.
•Leadership changes to support FREYR’s commitment to accelerate path to profitability. In June 2024, FREYR announced the return of Co-founder and previous CEO and Executive Chairman Tom Jensen to the CEO role, and the appointments of Evan Calio as FREYR’s CFO, and of Daniel Barcelo as the Chairman of FREYR’s Board of Directors. FREYR’s Board and management team are focused on key initiatives, including: pursuing organic and inorganic opportunities in the U.S. and Europe to accelerate FREYR’s timelines to revenues and EBITDA and maintaining strict financial discipline to preserve the strength of the Company’s clean balance sheet and extend FREYR’s cash liquidity runway to 36 months.

Results Overview, Financing, and Liquidity
•FREYR reported a net loss attributable to stockholders for the second quarter of 2024 of $(27.0) million, or $(0.19) per diluted share compared to net loss for the second quarter 2023 of $(25.3) million or $(0.18) per diluted share. The increase in net loss in the second quarter of 2024 was primarily due to a $0.1 million net foreign currency transaction loss for the three months ended June 30, 2024, compared to a $7.7 million gain for the three months ended June 30, 2023, partially offset by lower operating expenses mainly from decreases in personnel costs and legal and professional fees.
•As of June 30, 2024, FREYR had cash, cash equivalents, and restricted cash of $221.5 million, and no debt.

Presentation of Second Quarter 2024 Results
A presentation will be held today, August 9, 2024, at 8:30 am Eastern Daylight Time (2:30 pm Central European Time) to discuss financial results for the second quarter 2024. The results and presentation material will be available for download at https://ir.freyrbattery.com.
To access the conference call, listeners should contact the conference call operator at the appropriate number listed below approximately 10 minutes prior to the start of the call.
Participant conference call dial-in numbers:
USA / International Toll +1 (646) 307-1963
USA - Toll-Free (800) 715-9871
UK - London +44.20.3433.3846
UK - Toll-Free +44.800.358.0970
Denmark - National +45.70.71.00.47
Denmark - Toll-Free +45.80.711369
Norway - Forde +47.57.98.92.37
Sweden - Stockholm +46.8.535.243.45
Sweden - Toll-Free +46.20.0123579
Greece - Athens +30.21.1199.4415
Spain - Madrid +34.917.874.190
Spain - Toll-Free +34.800.906144
Germany - Berlin +49.30.22403073
Germany - Toll-Free +49.800.0000105
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The participant passcode for the call is: 4087726
A webcast of the conference call will be broadcast simultaneously at https://events.q4inc.com/attendee/250372491 on a listen-only basis. Please log in at least 10 minutes in advance to register and download any necessary software.

A replay of the webcast will be available at https://ir.freyrbattery.com/events-and-presentations/Events-Calendar/default.aspx.
***

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About FREYR Battery
FREYR Battery is a developer of sustainable, next-generation battery solutions. The Company’s mission is to accelerate the decarbonization of global energy and transportation systems by producing sustainable, cost-competitive batteries. FREYR seeks to serve the primary markets of energy storage systems (“ESS”) and commercial mobility, and the Company maintains an ambition to serve the passenger electric vehicles market (“EV”). FREYR is operating its Customer Qualification Plant (“CQP”) for technology development in Mo i Rana, Norway, and the Company is continuing development of the Giga America battery manufacturing project in Coweta County, Georgia, in the U.S. To learn more about FREYR, please visit www.freyrbattery.com.

Investor contact:
Jeffrey Spittel
Senior Vice President, Investor Relations and Corporate Development
jeffrey.spittel@freyrbattery.com
Tel: (+1) 409-599-5706
Media contact:
Amy Jaick
Global Head of Communications
amy.jaick@freyrbattery.com
Tel: (+1) 973 713-5585
Cautionary Statement Concerning Forward-Looking Statements
All statements, other than statements of present or historical facts included in this press release, including, without limitation, FREYR Battery, Inc.’s (“FREYR”) ability to establish a profitable business; FREYR’s plan to extend its cash liquidity runway to 36 months and first revenue and EBITDA in 2025; the financial benefits of FREYR’s subject matter expertise; FREYR’s plan to expand on the battery value chain into high value adjacencies; FREYR’s efforts to accelerate the path to commercialization; the pursuit of project opportunities in accordance with the FREYR 2.0 initiative; potential inorganic growth opportunities and the ability to generate revenue in the near-term through possible acquisitions; the development, financing, construction, timeline, capacity, and other usefulness of FREYR’s CQP, Giga Arctic, Giga America, and other planned or future production facilities; any potential benefits of the U.S. Inflation Reduction Act; FREYR’s ability to reduce spending; and the implementation and effectiveness of FREYR’s overall business, technology, capital-raising, and liquidity strategies are forward-looking statements.
These forward-looking statements involve significant risks and uncertainties that could cause the actual results to differ materially from the expected results. Most of these factors are outside FREYR’s control and are difficult to predict. Additional information about factors that could materially affect FREYR is set forth under the “Risk Factors” section in (i) FREYR’s Registration Statement on Form S-3 filed with the Securities and Exchange Commission (the “SEC”) on September 1, 2022 and subsequent post-effective amendment thereto filed on January 5, 2024, (ii) FREYR Battery, Inc.’s Registration Statement on Form S-4 filed with the SEC on September 8, 2023 and subsequent amendments thereto filed on October 13, 2023, October 19, 2023, and October 31, 2023, (iii) FREYR’s annual report on Form 10-K filed with the SEC on February 29, 2024; and (iv) FREYR’s Quarterly Reports on Form 10-Q filed with the SEC on May 8, 2024 and available on the SEC’s website at www.sec.gov. Except as otherwise required by applicable law, FREYR disclaims any duty to update any forward-looking statements, all of which are expressly qualified by the statements in this section, to reflect events or circumstances after the date of this presentation. Should underlying assumptions prove incorrect, actual results and projections could differ materially from those expressed in any forward-looking statements.
FREYR intends to use its website as a channel of distribution to disclose information which may be of interest or material to investors and to communicate with investors and the public. Such disclosures will be included on FREYR’s website in the ‘Investor Relations’ sections. FREYR also intends to use certain social media channels, including, but not limited to, Twitter and LinkedIn, as means of communicating with the public and investors about FREYR, its progress, products, and other matters. While not all the information that FREYR posts to its digital
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platforms may be deemed to be of a material nature, some information may be. As a result, FREYR encourages investors and others interested to review the information that it posts and to monitor such portions of FREYR’s website and social media channels on a regular basis, in addition to following FREYR’s press releases, SEC filings, and public conference calls and webcasts. The contents of FREYR’s website and other social media channels shall not be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended.
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FREYR BATTERY, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, except per share data)
(Unaudited)

	June 30, 2024	December 31, 2023

ASSETS
Current assets:
Cash and cash equivalents	$219,560	$253,339
Restricted cash	1,977	22,403
Prepaid assets	868	2,168
Other current assets	12,016	34,044
Total current assets	234,421	311,954

Property and equipment, net	362,641	366,357
Intangible assets, net	2,738	2,813
Long-term investments	21,969	22,303
Right-of-use asset under operating leases	22,603	24,476
Other long-term assets	9	4,282
Total assets	$644,381	$732,185

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$14,688	$18,113
Accrued liabilities and other	20,495	30,790
Share-based compensation liability	168	281
Total current liabilities	35,351	49,184

Warrant liability	1,817	2,025
Operating lease liability	16,921	18,816
Other long-term liabilities	27,443	27,444
Total liabilities	81,532	97,469

Commitments and contingencies

Stockholders’ equity:
Preferred stock, $0.01 par value, 10,000 shares authorized, none issued and outstanding as of both June 30, 2024 and December 31, 2023	—	—
Common stock, $0.01 par value, 355,000 shares authorized as of both June 30, 2024 and December 31, 2023; 140,490 issued and outstanding as of June 30, 2024; and 139,705 issued and outstanding as of December 31, 2023	1,405	1,397
Additional paid-in capital	930,781	925,623
Accumulated other comprehensive loss	(40,008)	(18,826)
Accumulated deficit	(330,529)	(274,999)
Total stockholders' equity	561,649	633,195

Non-controlling interests	1,200	1,521
Total equity	562,849	634,716

Total liabilities and equity	$644,381	$732,185
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FREYR BATTERY, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS
(In thousands, except per share amounts)
(Unaudited)

	Three months ended June 30,		Six months ended June 30,
	2024	2023	2024	2023
Operating expenses:
General and administrative	$20,107	$27,631	$43,008	$57,633
Research and development	10,493	6,365	22,238	11,209
Share of net loss of equity method investee	178	30	334	55
Total operating expenses	30,778	34,026	65,580	68,897
Loss from operations	(30,778)	(34,026)	(65,580)	(68,897)

Other income (expense):
Warrant liability fair value adjustment	52	(2,556)	198	(1,151)
Interest income, net	1,148	1,755	2,553	4,758
Foreign currency transaction (loss) gain	(122)	7,711	1,355	23,759
Other income, net	2,550	1,851	5,634	3,566
Total other income	3,628	8,761	9,740	30,932
Loss before income taxes	(27,150)	(25,265)	(55,840)	(37,965)
Income tax expense	(11)	(138)	(11)	(341)
Net loss	(27,161)	(25,403)	(55,851)	(38,306)
Net loss attributable to non-controlling interests	174	121	321	298
Net loss attributable to stockholders	$(26,987)	$(25,282)	$(55,530)	$(38,008)

Weighted average shares outstanding - basic and diluted	140,107	139,705	139,905	139,705
Net loss per share attributable to stockholders - basic and diluted	$(0.19)	$(0.18)	$(0.40)	$(0.27)

Other comprehensive (loss) income:
Net loss	$(27,161)	$(25,403)	$(55,851)	$(38,306)
Foreign currency translation adjustments	4,862	(20,425)	(21,182)	(54,143)
Total comprehensive loss	$(22,299)	$(45,828)	$(77,033)	$(92,449)
Comprehensive loss attributable to non-controlling interests	174	121	321	298
Comprehensive loss attributable to stockholders	$(22,125)	$(45,707)	$(76,712)	$(92,151)

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FREYR BATTERY, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Six months ended June 30,
	2024	2023
Cash flows from operating activities:
Net loss	$(55,851)	$(38,306)
Adjustments to reconcile net loss to cash used in operating activities:
Share-based compensation expense	5,044	5,201
Depreciation and amortization	4,578	732
Reduction in the carrying amount of right-of-use assets	732	491
Warrant liability fair value adjustment	(198)	1,151
Share of net loss of equity method investee	334	55
Foreign currency transaction net unrealized gain	(1,188)	(23,247)
Other	—	(929)
Changes in assets and liabilities:
Prepaid assets and other current assets	2,038	2,834
Accounts payable, accrued liabilities and other	1,242	19,967
Operating lease liability	(932)	(2,669)
Net cash used in operating activities	(44,201)	(34,720)

Cash flows from investing activities:
Proceeds from the return of property and equipment deposits	22,735	—
Purchases of property and equipment	(29,099)	(128,361)
Investments in equity method investee	—	(1,655)
Purchases of other long-term assets	—	(1,000)
Net cash used in investing activities	(6,364)	(131,016)

Cash flows from financing activities:
Net cash provided by financing activities	—	—

Effect of changes in foreign exchange rates on cash, cash equivalents, and restricted cash	(3,640)	(13,520)
Net decrease in cash, cash equivalents, and restricted cash	(54,205)	(179,256)
Cash, cash equivalents, and restricted cash at beginning of period	275,742	563,045
Cash, cash equivalents, and restricted cash at end of period	$221,537	$383,789

Supplementary disclosure for non-cash activities:
Accrued purchases of property and equipment	$8,908	$23,085

Reconciliation to condensed consolidated balance sheets:
Cash and cash equivalents	$219,560	$334,364
Restricted cash	1,977	49,425
Cash, cash equivalents, and restricted cash	$221,537	$383,789
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